UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2006

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the registrant’s press release, dated July 25, 2006, regarding, among other things, financial results for the registrant’s fourth fiscal quarter and fiscal year ended June 30, 2006.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01 Other Events

Effective July 25, 2006, the registrant’s board of directors approved a new stock repurchase plan whereby the registrant may repurchase shares of its common stock with an aggregate value of up to $5 million. Under the registrant’s two prior repurchase programs, more than 2,086,000 shares of the registrant’s common stock have been repurchased on the open market at a total cost of approximately $7.4 million. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

A copy of the press release issued by the registrant regarding, among other things, the repurchase program is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Pervasive Software Inc. Press Release dated July 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Randy Jonkers
Randy Jonkers Chief Financial Officer

Date: July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pervasive Software Inc. Press Release dated July 25, 2006